(EYETECH LOGO)

FOR IMMEDIATE RELEASE

CONTACT:

INVESTORS:

Glenn Sblendorio
Chief Financial Officer
T: 212-824-3100
F: 212-824-3240
E-mail: glenn.sblendorio@eyetech.com
www.eyetech.com

                          EYETECH PHARMACEUTICALS, INC.

                  REPORTS THIRD QUARTER 2004 FINANCIAL RESULTS

       - EYETECH RELEASES TWO-YEAR DATA FOR MACUGEN(TM) (PEGAPTANIB SODIUM
                                  INJECTION) -


NEW YORK, NY - OCTOBER 26, 2004 - EYETECH PHARMACEUTICALS, INC. (NASDAQ: EYET), a biopharmaceutical company that specializes in the development and commercialization of novel therapeutics to treat diseases of the eye, today reported its consolidated financial results for the three months ended September 30, 2004.

THIRD QUARTER 2004 FINANCIAL HIGHLIGHTS

- Collaboration revenues of $13.5 million for the third quarter 2004 compared to $12.4 million for the same period in 2003. Collaboration revenues for the nine-month period ended September 30, 2004 were $37.7 million compared to $30.9 million for the same period in 2003. The increase in collaboration revenues for the quarter and the nine-months ended September 30, 2004 is due to increased reimbursement from


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Eyetech Pharmaceuticals, Inc. Reports Third Quarter 2004 Financial Results
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     expenditures related to the preparation of the company's manufacturing capabilities for the expected commercial launch and the amortization of higher deferred revenue.

- In the third quarter of 2004, Eyetech also recorded $15.5 million of deferred license fee revenue from Pfizer Inc due to the acceptance for review by the United States Food and Drug Administration ("FDA") of Eyetech's new drug application for the use of Macugen in the treatment of neovascular age-related macular degeneration ("AMD") in August 2004 and the acceptance by the European Medicines Agency of the filing of Pfizer's marketing authorization application for the use of Macugen in the treatment of AMD in September 2004. These license fees will be amortized into revenue ratably over the remaining period of the collaboration.

- Research and development expenses for the third quarter were $25.9 million in 2004 compared to $20.9 million for the same period in 2003. The increase in research and development expenses of $5.0 million was attributable to an increase of $3.9 million relating to the continued development of manufacturing capabilities and related costs, $3.0 million related to a milestone payment incurred by Eyetech in connection with the marketing approval application filed with the European Medicines Agency and an increase of $2.0 million relating to additional research and development resources. These increases were partially offset by decreases resulting from the completion of the second year of the clinical trials for the use of Macugen in the treatment of AMD.

     Research and development expenses increased from $52.2 million for the nine months ended September 30, 2003 to $81.7 million for the nine months ended September 30, 2004. The increase in research and development expenses of $29.5 million was primarily attributable to an increase of $16.7 million relating to the continued development of manufacturing capabilities and related costs and an increase of $12.8 million related to milestone payments incurred by Eyetech in connection with the filing of the company's new drug application ("NDA") for Macugen with the FDA and for the filing of the marketing approval application with


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Eyetech Pharmaceuticals, Inc. Reports Third Quarter 2004 Financial Results
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     the  European Medicines Agency as well as payments in connection with the licensing of technologies from third parties.

- Sales and marketing expenses for the third quarter were $9.3 million in 2004 compared to $1.5 million in the same period in 2003. The increase is primarily due to the hiring and training of Eyetech's sales field force, pre-marketing related costs and expenditures for development of the infrastructure necessary to prepare for the anticipated commercial launch of Macugen.

     Sales and marketing expenses increased from $2.8 million for the nine months ended September 30, 2003 to $19.3 million for the nine months ended September 30, 2004. The increase in sales and marketing expenses of $16.5 million was primarily related to $8.6 million in higher personnel expenses, relating to the hiring and training of the sales field force, and $7.9 million of marketing related costs for the development of the infrastructure necessary to prepare for the anticipated commercial launch of Macugen. As of September 30, 2004, Eyetech had a trained sales force consisting of 49 Retina Account Managers and Sales Directors.

- General and administrative expenses increased from $3.3 million for the quarter ended September 30, 2003 to $4.0 million for the quarter ended September 30, 2004. General and administrative expenses increased from $4.8 million for the nine months ended September 30, 2003 to $9.9 million for the nine months ended September 30, 2004. The increase of $5.1 million for the nine-months ended September 30, 2004 resulted from a $2.8 million increase in expenses related to facilities and infrastructure to support Eyetech's growth and its Pfizer collaboration, a $1.5 million loss related to Eyetech's former New York headquarters, and $0.8 million in other additional expenses related to being a public company.

- Net loss attributable to common stockholders for the third quarter was $24.7 million in 2004 compared to $16.6 million for the same period in 2003. Basic and diluted net loss per common share in the third quarter was $0.60 in 2004, compared to $4.12 for


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Eyetech Pharmaceuticals, Inc. Reports Third Quarter 2004 Financial Results
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     the  same period in 2003. Pro forma basic and diluted loss per common share in the third quarter for 2003 was $0.59.

     Net loss attributable to common stockholders for the nine-month period ended September 30, was $71.6 million in 2004 compared to $35.6 million for the same period in 2003. Basic and diluted net loss per common share for the nine-month period ended September 30, was $1.97 in 2004, compared to $9.11 for the same period in 2003. Pro forma basic and diluted loss per common share for the nine-month period ended September 30, was $1.83 in 2004, compared to $1.28 for the same period in 2003. The pro forma basic and diluted loss per common share gives effect to the automatic conversion of Eyetech's outstanding convertible preferred stock into shares of common stock upon completion of the company's initial public offering in February 2004.

- At September 30, 2004 Eyetech had $237.0 million in cash, cash equivalents and marketable securities

Commenting on Eyetech's achievements during the first nine-months of 2004, Chief Executive Officer and co-founder, David R. Guyer, M.D. stated, "This past quarter included many important steps forward for Eyetech and Macugen. We continue to deliver on our goals and look forward to the next phase for our company. We are excited about the two-year data for Macugen because we believe it confirms that treatment with Macugen is effective in patients with neovascular AMD who are at risk of losing their vision."

THIRD QUARTER 2004 OPERATIONS HIGHLIGHTS

     - In July 2004, the Pfizer-led bridging trial for the use of Macugen in the treatment of AMD began in Japan with the first patient being treated

     - On August 27, 2004, Eyetech presented Macugen data to the FDA ophthalmic advisory committee


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Eyetech Pharmaceuticals, Inc. Reports Third Quarter 2004 Financial Results
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     -    On September 20, 2004, Pfizer and Eyetech announced the completion of the filing of the new drug application for Macugen in Canada where the application has been given priority review

     - On September 20, 2004, Pfizer and Eyetech announced that the European Medicines Agency accepted the filing of the marketing authorization application for Macugen for the use in the treatment of AMD

     - On October 22, 2004, Eyetech presented positive two-year data for the use of Macugen in the treatment of AMD at the meeting of the American Academy of Ophthalmology in New Orleans. The study demonstrated that the positive effect of Macugen is extended to two years. A treatment benefit is also seen for patients who received Macugen for two years compared to those only receiving one year of therapy. The safety profile is similar to that of the first year with no new safety concerns identified.

CONFERENCE CALL AND WEBCAST INFORMATION

Eyetech will hold a conference call and webcast to discuss the results and provide an update on the company's progress towards stated performance goals on Wednesday, October 27, 2004, at 8:30 a.m., E.S.T. Live audio of the conference call will be available to investors, members of the news media and the general public by dialing 888-275-0218 (in the United States) or 706-679-7756 (internationally). A playback of the call will be available through November 10, 2004 by dialing 800-642-1687, passcode 1133070 (in the United States), or 706-645-9291, passcode 1133070 (internationally). To access the call by live webcast, please log on to the Investor Relations section of Eyetech's website at www.eyetech.com. An archived version of the webcast will be available at the same location through November 10, 2004.

In the event that any non-GAAP financial measure is discussed on the conference call that is not described in this release, related complementary information will be made available on the Investor Relations page of Eyetech's website at www.eyetech.com as soon as practical after the conclusion of the conference call.


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Eyetech Pharmaceuticals, Inc. Reports Third Quarter 2004 Financial Results
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ABOUT EYETECH

Eyetech Pharmaceuticals, Inc. is a biopharmaceutical company that specializes in the development and commercialization of novel therapeutics to treat diseases of the eye. Eyetech's initial focus is on diseases affecting the back of the eye. The company's most advanced product candidate is Macugen (pegaptanib sodium injection), which Eyetech is developing with Pfizer Inc for the prevention and treatment of diseases of the eye and related conditions. Eyetech and Pfizer completed the filing of an NDA for the use of Macugen in the treatment of neovascular age-related macular degeneration in the second quarter of 2004. Eyetech's lead clinical trials include two Phase 2/3 pivotal clinical trials for the use of Macugen in the treatment of neovascular age-related macular degeneration, a Phase 2 clinical trial for the use of Macugen for the treatment of diabetic macular edema and a Phase 2 clinical trial for the use of Macugen in the treatment of retinal vein occlusion.


SAFE HARBOR STATEMENT

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Various important factors could cause actual results or events to differ materially from the forward-looking statements that we make, including risks related to: our heavy dependence on the success of Macugen, which is still under development; our dependence on our strategic collaboration with Pfizer; obtaining regulatory approval to market Macugen and any other products that we may develop in the future; our dependence on third parties to manufacture Macugen; obtaining, maintaining and protecting the


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Eyetech Pharmaceuticals, Inc. Reports Third Quarter 2004 Financial Results
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intellectual property incorporated into our product candidates; and our ability to obtain additional funding to support our business activities. These and other risks are described in greater detail in the "Risk Factors" section of our most recent quarterly report on Form 10-Q filed with the United States Securities and Exchange Commission. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. We do not assume any obligation to update any forward-looking statements.


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Eyetech Pharmaceuticals, Inc. Reports Third Quarter 2004 Financial Results
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                          EYETECH PHARMACEUTICALS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
              (All amounts in thousands, except per share amounts)
                                   (Unaudited)

                                                                       QUARTER ENDED                          NINE MONTHS ENDED
                                                                        SEPTEMBER 30,                           SEPTEMBER 30,
                                                              ------------------------------          ------------------------------
                                                                  2003                2004                 2003               2004
                                                              ----------          ----------          ----------          ----------
Collaboration revenue                                         $  12,393           $  13,466           $  30,901           $  37,729

Costs and expenses:
     Research and development                                    20,892              25,879              52,230              81,723
     Sales and marketing                                          1,515               9,342               2,826              19,320
     General and administrative                                   3,333               3,962               4,779               9,924
                                                              ----------          ----------          ----------          ----------
        Total costs and expenses                                 25,740              39,183              59,835             110,967


Operating loss                                                  (13,347)            (25,717)            (28,934)            (73,238)


     Interest income, net                                           430               1,000               1,523               2,488
                                                              ----------          ----------          ----------          ----------
     Loss before income taxes                                   (12,917)            (24,717)            (27,411)            (70,750)
     Provision for income taxes                                  (1,391)                 -               (1,391)                 -
                                                              ----------          ----------          ----------          ----------
Net loss                                                        (14,308)            (24,717)            (28,802)            (70,750)
     Preferred stock accretion                                   (2,276)                 -               (6,794)               (816)
                                                              ----------          ----------          ----------          ----------

Net loss attributable to common
 stockholders                                                 $ (16,584)          $ (24,717)          $ (35,596)          $ (71,566)
                                                              ==========          ==========          ==========          ==========

Basic and diluted net loss per                                $   (4.12)          $   (0.60)          $   (9.11)          $   (1.97)
 common share

Weighted average common
 shares outstanding                                               4,024              40,912               3,907              36,294

Pro forma basic and diluted                                   $   (0.59)          $   (0.60)          $   (1.28)          $   (1.83)
 net loss per common share

Pro forma weighted average                                       28,255              40,912              27,735              39,059
 common shares outstanding


Each outstanding share of preferred stock of the Company automatically converted into one share of common stock upon completion of the Company's initial public offering. Accordingly, pro forma basic and diluted net loss per common share has been calculated assuming the preferred stock was converted as of the original date of issuance of the preferred stock. Pro forma common shares outstanding for the nine-months ending September 30, 2004 of 39,059 is based on the conversion of 2,765 shares of our convertible preferred stock on a weighted average basis as of September 30, 2004.


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Eyetech Pharmaceuticals, Inc. Reports Third Quarter 2004 Financial Results
Page 9 of 9


                          EYETECH PHARMACEUTICALS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)
                                   (Unaudited)


                                                      DECEMBER 31, 2003    SEPTEMBER 30, 2004
                                                      -----------------    ------------------
Cash and cash equivalents                                 $  25,014           $  65,052
Marketable securities                                       106,360             171,986
Other current assets                                          3,863              11,212
Net fixed assets and other assets                            14,243              17,315
                                                      -----------------    -----------------
        Total assets                                      $ 149,480           $ 265,565
                                                      =================    =================

Current liabilities                                       $  20,098           $  28,074
Long-term liabilities                                       186,971               3,948
Deferred revenue, less current portion                       65,417              77,962
Stockholders' (deficit) equity                             (123,006)            155,581
                                                      -----------------    -----------------
        Total liabilities and stockholders' (deficit)
        equity                                            $ 149,480           $ 265,565
                                                      =================    =================